UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-203510	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Legalinx Limited

1 Fetter Lane

London, EC4A 1BR

United Kingdom

(Address of Principal Executive Offices)

+44 800 975 8080

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, the Board of Directors (the “Board”) of LivaNova PLC (the “Company”) appointed Daniel J. Moore and André-Michel Ballester as directors of the Company, effective immediately.

Mr. Moore, born in 1961, became President, Chief Executive Officer and a director of Cyberonics, Inc. (“Cyberonics”) in 2007. Mr. Moore joined Cyberonics from Boston Scientific Corporation, where he held positions in sales, marketing and senior management in the United States and in Europe. His last position at Boston Scientific was President, International Distributor Management. Prior to that role, he held the position of President, Inter-Continental, the fourth largest business unit of Boston Scientific, with more than 1,000 global employees and revenues exceeding $700 million. Mr. Moore began his career with Procter and Gamble after graduating from Harvard College. He also earned an MBA from Boston University. In addition to Cyberonics, he serves on the board of directors of TriVascular, Inc., GI Dynamics, Inc., BrainScope Company, Inc. (Chair), BioHouston Executive Committee, Weldon School of Biomedical Engineering Advisory Board at Purdue University, the Epilepsy Foundation of America® and the Medical Device Manufacturers Association (immediate past-Chair). Past board positions include Smiling Kids, Inc., the Epilepsy Foundation of Texas (past-Chair), the Epilepsy Foundation of Texas – Houston (past-President) and Topera, Inc. (acquired by Abbott).

Mr. Ballester, born in 1958, has served as Chief Executive Officer of Sorin S.p.A. (“Sorin”) since September 2007. He also serves as a director and as a member of Sorin’s Executive Committee and as a member of the Executive Leadership Team of Sorin. Prior to assuming his position as CEO, Mr. Ballester was President of Sorin’s Cardiac Rhythm Management Business Unit. Before joining Sorin, Mr. Ballester was Corporate Vice President EMEA, Asia and Latin America for Edwards Lifesciences, and prior to that, spent his professional background at Edwards Lifesciences and Baxter, where he participated in the successful spinoff of Edwards Lifesciences from Baxter. For over 10 years prior to Edwards’ spin-off, Mr. Ballester held several executive positions at Baxter in Europe and in the United States and was appointed President of CardioVascular Group, Europe in 1997. Mr. Ballester currently serves as an independent director of the board of Carmat SA and of Mauna Kea Technologies, French-listed medical technology companies. Mr. Ballester holds a Master of Science in Chemical Engineering from Ecole Centrale Lille, France, and a Master of Business Administration from INSEAD in Fontainebleau, France.

Information relating to the Company’s compensation arrangements with Messrs. Moore and Ballester can be found in the Company’s prospectus filed on August 21, 2015 under “Interests of Certain Persons in the Mergers,” which section is incorporated herein by reference.

On September 14, 2015, Brian Sheridan and Demetrio Mauro tendered their resignations as members of the Board, which resignations were accepted by the remaining members of the Board. Mr. Sheridan’s and Mr. Mauro’s resignations were not the result of any disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: September 18, 2015	By:	/s/ Brian Sheridan
	Name:	Brian Sheridan
	Title	Company Secretary